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                     [LETTERHEAD OF BAKER & BOTTS, L.L.P.]

                                                                       EXHIBIT 5

                                          October 29, 1997

Synaptic Pharmaceutical Corporation
215 College Road
Paramus, New Jersey 07652

Dear Sirs:

    We have acted as counsel for Synaptic Pharmaceutical Corporation, a Delaware corporation (the "Company"), in connection with its preparation and filing of a registration statement on Form S-3 (File No. 333-37425) (the "Registration Statement"), with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of the offer and sale of shares of its common stock, par value $.01 per share ("Common Stock"). All of the shares of Common Stock registered under the Registration Statement, and any related registration statement filed pursuant to Rule 462(b) (a "462(b) Registration Statement") under the Act (collectively, the "Shares"), are to be sold by the Company to the underwriters named in the Registration Statement pursuant to an underwriting agreement (the "Underwriting Agreement"), the form of which has been filed as
Exhibit 1.1 to the Registration Statement.

    In connection with our opinion below we have examined, among other things, the originals, certified copies or copies otherwise identified to our satisfaction as being copies of originals, of the Restated Certificate of Incorporation and By-Laws of the Company, as amended; minutes of proceedings of the Company's Board of Directors, including committees thereof; the form of Underwriting Agreement attached as Exhibit 1.1 to the Registration Statement; and such other documents, records, certificates of public officials and questions of law as we deemed necessary or appropriate for the purpose of this opinion. In rendering this opinion, we have assumed that there will be no changes in applicable law between the date of this opinion and the date the Shares proposed to be sold by the Company pursuant to the Registration Statement and any related 462(b) Registration Statement are actually sold.

    Based upon the foregoing, we are of the opinion that the Shares proposed to be sold by the Company, when issued and sold by the Company in accordance with the terms of the Underwriting Agreement and against payment therefor as set forth therein, will be duly authorized, validly issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to any related 462(b) Registration Statement, and to the reference to us contained therein under the heading "Legal Matters." In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Very truly yours,
                                          BAKER & BOTTS, L.L.P.